UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CIGNA Corporation
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(Exact Name of Registrant as Specified in its Charter)

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Dear CIGNA Employee:

We are pleased to provide you with electronic delivery of voting instructions for the 2011 annual meeting of shareholders of CIGNA Corporation.  These instructions apply to any vested or restricted shares of CIGNA stock that you own and that are held in your employee stock account at BNY Mellon and to the pass through voting rights you have because of your investment in the CIGNA Stock Fund of the CIGNA or Intracorp 401(k) plans.

To access CIGNA's 2011 Proxy Statement and 2010 Annual Report, and to provide voting instructions, click here.

If you cannot access the link, please email CIGNA Shareholder Services at ShareholderServices@cigna.com to receive your proxy voting package by mail.

You may also access the 2011 Proxy Statement and the 2010 Annual Report on CIGNA's website at www.cigna.com>About Us>Investor Relations>Most Recent Disclosures>Financial Literature.

CIGNA encourages you to exercise your right to vote.  Your vote is important, even if you do not own many shares, or have only a small amount invested in the CIGNA Stock Fund.

Thank you.

CIGNA Corporation
Two Liberty Place
1601 Chestnut Street
Philadelphia, PA 19192-1550

March 18, 2011

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders will be held on Wednesday, April 27, 2011 at the Philadelphia Museum of Art, Van Pelt Auditorium, 26th Street and the Benjamin Franklin Parkway, Philadelphia, Pennsylvania.

At the meeting, we will ask the shareholders to:

1. Elect the three director nominees named in the proxy statement for terms expiring in April 2014 (Item 1 on the proxy card);
2. Approve an advisory resolution on executive compensation (Item 2 on the proxy card);

3. Conduct an advisory vote on the frequency of future advisory votes on executive compensation (Item 3 on the proxy card);

4. Ratify the appointment of PricewaterhouseCoopers, LLP as the independent registered public accounting firm for 2011 (Item 4 on the proxy card);
5. Approve an amendment to the CIGNA Long-Term Incentive Plan (Item 5 on the proxy card); and
6. Consider any other business properly brought before the meeting.

Each of these proposals is described in the proxy statement.  The Board of Directors recommends that you vote in favor of Items 1, 2, 4 and 5, and that you vote for “three years” on Item 3.  CIGNA's 2011 Proxy Statement and 2010 Annual Report to Shareholders are available at the bottom of this notice, or you may access them on CIGNA's website at www.cigna.com>About Us>Investor Relations>Most Recent Disclosures>Financial Literature.  You may also contact CIGNA's Shareholder Services Department at 215.761.3516 for a Proxy Statement and Annual Report.

CIGNA shareholders of record at the close of business on Monday, February 28, 2011 are entitled to notice of and to vote at the meeting and any postponement or adjournment thereof.

Participants in the CIGNA 401(k) Plan or the Intracorp 401(k) Performance Sharing Plan who have invested some or all of their account balances in the CIGNA Stock Fund as of the close of business on Monday, February 28, 2011, are entitled to the same notice that shareholders receive and to provide direction on how they want their proportionate interest in the shares held by the CIGNA Stock Fund voted by the Plans’ trustee (the actual shareholder of record for shares owned by the Plans).

Your vote or instructions are important, even if you do not own many shares or have much money invested in the CIGNA Stock Fund.  To use the Internet to vote your shares or issue voting instructions, click on the following link: http://www.proxyvoting.com/ci and use the unique control number below.

Your control number is:

We encourage you to exercise your right to vote.

David M. Cordani	Isaiah Harris, Jr.
President and Chief Executive Officer	Chairman of the Board

By order of the Board of Directors,
Lindsay Blackwood
Corporate Secretary

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[Link to 2010 Annual Report]

[Link to 2011 Proxy Statement]